Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

INTERIM ORDER PURSUANT TO SECTIONS 105(a), 362, AND

541 OF THE BANKRUPTCY CODE ESTABLISHING PROCEDURES FOR

CERTAIN TRANSFERS OF EQUITY INTERESTS IN AND CLAIMS AGAINST

THE DEBTOR AND SCHEDULING A FINAL HEARING

Upon the motion (the “Motion”) of Ambac Financial Group, Inc. (the “Debtor”), as debtor and debtor in possession in the above-captioned chapter 11 case, pursuant to sections 105(a), 362, and 541 of title 11 of the United States Code (the “Bankruptcy Code”), seeking entry of an interim order (this “Interim Order”) establishing procedures for certain transfers of equity interests in and claims against the Debtor, all as more fully described in the Motion; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. § 1334 and Standing Order M-61 Referring to Bankruptcy Judges for the Southern District of New York Any and All Proceedings Under Title 11, dated July 10, 1984 (Ward, Acting C.J.); and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion having been provided; and an interim hearing having been held to consider the relief requested in the Motion (the “Interim Hearing”); and upon the record of the Interim Hearing and all of the proceedings had before the Court; and the Court having determined that the relief sought in the Motion is in the best interests of the Debtor, its estate, its creditors, and all parties in interest, and that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor, it is HEREBY FOUND THAT:

A. Unrestricted transfers in Ambac Stock and Claims (each as defined below) prior the Debtor’s emergence from bankruptcy could potentially limit its ability, in connection with its eventual emergence from bankruptcy, to utilize net operating loss carryovers (“NOLs”) and other tax attributes for United States federal income tax purposes, pursuant to the rules under section 382 of the Internal Revenue Code of 1986, as amended (the “IRC”).

B. The procedures set forth herein (the “Procedures”) are necessary and proper to preserve the Debtor’s NOLs and other tax attributes and are thus in the best interests of the Debtor, its estate, and its creditors. The relief requested in the Motion is authorized under sections 105(a), 362, and 541 of the Bankruptcy Code.

THEREFORE, IT HEREBY

ORDERED that the Motion is granted on an interim basis; and it is further

ORDERED that the following Procedures are hereby imposed and approved:1

1.	Procedures for Transfers of Ambac Stock.

(i)	Notice of Substantial Ambac Stock Ownership. Any Entity that, at any time on or after the Commencement Date, Beneficially Owns Ambac Stock in an amount sufficient to qualify such Entity as a Substantial Equityholder must file with the Court, and serve upon the Debtor and its counsel, by overnight mail, a notice of such status, in the form attached hereto as Schedule 1, on or before the later of (i) twenty (20) business days after the Commencement Date or (ii) ten (10) business days after becoming a Substantial Equityholder.

(ii)	Ambac Stock Transactions. At least fifteen (15) business days prior to the consummation of any Ambac Stock transaction which would result in an increase or decrease in the amount of Ambac Stock Beneficially Owned by an Entity that is or subsequently becomes a Substantial Equityholder or would result in an

[1]	Capitalized terms used but not defined herein shall have the meanings set forth in Section 7 below.

Entity becoming a Substantial Equityholder, such Entity must file with the Court, and serve upon the Debtor and its counsel, by overnight mail, advance written notice of the intended Ambac Stock transaction, in the form attached hereto as Schedule 2 (a “Proposed Ambac Stock Transaction Notice”).

(iii)	Objection Procedures. The Debtor shall have ten (10) business days after receipt of a Proposed Ambac Stock Transaction Notice to file with the Court and serve upon the Entity providing such notice an objection to any proposed transaction described in the notice on the grounds that such transaction might adversely affect the Debtor’s ability to utilize its tax attributes. If the Debtor files such an objection, the transaction described in the Proposed Ambac Stock Transaction Notice shall not be effective unless approved by a final and nonappealable order of the Court. If the Debtor does not object within such ten (10) business day period, the transaction described in the Proposed Ambac Stock Transaction Notice may proceed solely as set forth such notice. Any further Ambac Stock transactions by the Entity providing the Proposed Ambac Stock Transaction Notice shall be the subject of additional notices as set forth herein.

(iv)	Sanctions. Any transfer of Ambac Stock in violation of the Procedures shall be null and void ab initio as an act in violation of the automatic stay under sections 105(a) and 362 of the Bankruptcy Code.

2.	Procedures for Transfers of Claims.

(i)	Substantial Claimholders. Any Entity that, at any time on or after the Commencement Date, (a) is a Substantial Claimholder, (b) is not a Substantial Claimholder and purchases or otherwise acquires Beneficial Ownership of an amount of Claims that causes the Entity to become a Substantial Claimholder, or (c) is a Substantial Claimholder and purchases or otherwise acquires Beneficial Ownership of any additional Claims, will have an obligation, in the event that the Court issues a Sell Down Order, to sell or otherwise transfer Beneficial Ownership of an aggregate amount of Claims sufficient to prevent such Entity from having Beneficial Ownership of an amount of New Ambac Stock that exceeds the greater of the Applicable Amount and the amount determined under the formula specified in the Sell Down Notice applicable to such Entity; provided, however, that such Entity shall not be required to make any sale or other transfer of Beneficial Ownership of Claims that would result in such Entity having Beneficial Ownership of an aggregate amount of Claims that is less than the greater of the Threshold Amount and such Entity’s Protected Amount.

(ii)

No Disclosure of Participation. To permit reliance by the Debtor on Treasury Regulation section 1.382-9(d)(3), any Substantial Claimholder that participates in formulating any chapter 11 plan of or on behalf of the Debtor (which shall include, without limitation, making any suggestions or proposals to the Debtor its advisors with regard to such a plan) shall not disclose (or otherwise make evident) to the Debtor that any Claims of which such Substantial Claimholder has Beneficial Ownership are Newly Traded Claims (the “Participation Restriction”).

For this purpose, the Debtor acknowledges and agrees that the following activities shall not constitute participation in formulating a chapter 11 plan if, in pursuing such activities, the relevant Substantial Claimholder does not disclose (or otherwise make evident) to the Debtor that such Substantial Claimholder has Beneficial Ownership of Newly Traded Claims: filing an objection to a proposed disclosure statement or to confirmation of a proposed chapter 11 plan, voting to accept or reject a proposed chapter 11 plan, reviewing or commenting on a proposed business plan, providing information on a confidential basis to Debtor’s counsel unconnected with formulation of a chapter 11 plan, general membership on an official committee or an ad hoc committee, or taking any action required by order of the Court.

(iii)	Notice of Consent. Any Substantial Claimholder shall serve upon the Debtor and its counsel, by overnight mail, a notice in the form attached hereto as Schedule 3 (a “Notice of Consent”) no later than fifteen (15) business days following the later of (a) the Commencement Date or (b) the date that such Entity acquires such status; provided, however, that if such Substantial Claimholder enters into a transaction described in Section 2(i)(b) or 2(i)(c) with respect to its Claims after the Debtor has filed a Reporting Notice with the Court, any such Substantial Claimholder which has not previously a filed a Notice of Consent shall serve any required Notice of Consent no later than five (5) business days following the time that such Substantial Claimholder enters into the transaction.

(iv)	Reporting of Substantial Claimholder Status. To assess the feasibility of implementing any 382(l)(5) Plan and the need for petitioning the Court for a Sell Down Order, the Debtor may file with the Court and further publish and serve, in the manner specified in Section 5(i), a notice (the “Reporting Notice”) requiring each Substantial Claimholder, within twenty (20) business days of the Debtor’s filing of the Reporting Notice with the Court, to serve upon the Debtor and its counsel, by overnight mail, a notice in the form attached hereto as Schedule 4 (a “Substantial Claimholder Notice”).

(v)	Petition for Sell Down Order and Notification Procedures.

(a)	After filing any 382(l)(5) Plan and disclosure statement with respect thereto with the Court, the Debtor may file a motion with the Court for the entry of an order (the “Sell Down Order”) that

(1)

authorizes the Debtor to issue Sell Down Notices (I) to each Entity that has timely filed a Substantial Claimholder Notice showing Beneficial Ownership of Claims that, pursuant to the 382(l)(5) Plan (and prior to giving effect to the Sell Down Order), would entitle such Entity to acquire Beneficial Ownership of more than the Applicable Amount of the New Ambac Stock (a “Potential Substantial New Stockholder”), (II) requiring that each Potential Substantial New Stockholder must sell, cause to sell, or otherwise transfer all or a portion of its Beneficial Ownership of Claims (by class or other applicable breakdown) in excess of the Maximum Amount for such Substantial Claimholder (such excess amount, the “Excess Amount”) to Permitted Transferees and not to subsequently acquire Claims in excess of the Maximum Amount, and (III) specifying in reasonable detail the Excess Amount applicable with respect to such Potential Substantial New Stockholder; and

(2)	provides that any Entity (other than a Potential Substantial New Stockholder which is described in Section 2(v)(a)(I)) shall not be entitled to acquire Beneficial Ownership of more than the Applicable Amount of the New Ambac Stock (or consideration in lieu thereof) if the 382(l)(5) Plan is consummated.

(b)	The motion for a Sell Down Order shall be published and served in the manner described in Section 5(i) within five (5) business days of the filing of such motion with the Court. Each Potential Substantial New Stockholder shall also be served with a copy of the motion. If the Court enters a Sell Down Order approving the Debtor’s issuance of Sell Down Notices, the Debtor shall provide a copy of such Sell Down Order to each Substantial Claimholder.

(vi)	Objections to Sell Down Order. In the event that a Potential Substantial New Stockholder in receipt of a Sell Down Notice objects to the Sell Down Order on the grounds that the Sell Down Notice either contains a mathematical error or requires the Potential Substantial New Stockholder to reduce its Beneficial Ownership of Claims below the Maximum Amount, the Debtor will be permitted to serve a new Sell Down Notice correcting such errors. In the event that a Potential Substantial New Stockholder objects to the Sell Down Order on any other grounds, or in the event that a Potential Substantial New Stockholder continues to object to a Sell Down Notice on the grounds set forth in the preceding sentence, then the Sell Down Notice and Sell Down Order shall remain effective unless the Potential Substantial New Stockholder establishes that there is no reasonable possibility that the 382(l)(5) Plan will be confirmed. In the event the 382(l)(5) Plan is amended, the related Sell Down Notices will remain effective; provided, however, that, if the Debtor withdraws the 382(l)(5) Plan, the Sell Down Order and Sell Down Notices will be automatically revoked and have no further effect.

(vii)	Procedures for Implementing a Sell Down Order.

(a)

Each transfer of Claims required by a Sell Down Notice shall occur prior to the date that is thirty (30) days after receipt of the Sell Down Notice. In effecting any transfer of Claims pursuant to a Sell Down Notice, a Substantial Claimholder shall, to the extent that it is reasonably feasible to do so within the normal constraints of the market in which such sale takes place, notify the acquiror of such Claims of the existence of the Interim

Order and its requirements (it being understood that, in all cases in which there is direct communication between a salesperson and a customer, including, without limitation, communication via telephone, e-mail, and instant messaging, the existence of the Interim Order and its requirements shall be included in such salesperson’s summary of the transaction).

(b)	Once a Potential Substantial New Stockholder has transferred its Claims in accordance with a Sell Down Notice and as a condition to receiving New Ambac Stock, such Entity shall, by the date that is five (5) days following the latest date for completing such transfer, serve upon the Debtor and its counsel, by overnight mail, a notice in the form attached hereto as Schedule 5 (a “Notice of Compliance”) that such Substantial Claimholder has complied with the terms and conditions set forth herein with respect to such Sell Down Notice and that such Substantial Claimholder does not and will not hold an Excess Amount of Securities as of the effective date of the 382(l)(5) Plan. Any Substantial Claimholder which fails to comply with this provision shall not receive New Ambac Stock with respect to the entirety of its Excess Amount.

(viii)	Procedure if No Sell Down Notices are Required. If the Debtor determines, based upon the Substantial Claimholder Notices filed, that no Sell Down Notices are necessary to implement a 382(l)(5) Plan, the Debtor may move the Court for an order requiring advance notice of certain acquisitions of Claims (the “Claims Acquisition Notice Order”). Under the Claims Acquisition Notice Order:

(a)	any Entity proposing to acquire Claims in a transaction following which such Entity would have Beneficial Ownership of Claims that, pursuant to the terms of the 382(l)(5) Plan, would entitle such Entity to receive New Ambac Stock in excess of the amount of New Ambac Stock to which such Entity would have been entitled based upon the holdings reported on such Entity’s Substantial Claimholder Notice; and

(b)	any Entity that would become a Potential Substantial New Stockholder by virtue of a proposed acquisition of Beneficial Ownership of Claims,

will be required, at least fifteen (15) business days prior to the consummation of such transaction, to serve upon the Debtor and its counsel, by overnight mail, advance written notice of the intended Claims acquisition, in the form attached hereto as Schedule 6 (a “Proposed Claims Acquisition Notice”). The Debtor may determine, in furtherance of the purposes of the Procedures, whether or not to approve a transaction described in a Proposed Claims Acquisition Notice. A transaction described in a Proposed Claims Acquisition Notice that is not approved in writing by the Debtor within ten (10) business days following the Debtor’s receipt of such notice shall be deemed rejected. Any further Claims acquisitions by the Entity providing the Proposed Claims Acquisition Notice shall be the subject of additional notices as set forth herein. In addition, the Claims Acquisition Notice Order will require any Entity which has acquired Beneficial

Ownership of Claims as to which approval in writing from the Debtor would have been required, but for the fact that such acquisition occurred prior to the entry of the Claims Acquisition Notice Order, to serve notice of such fact on the Debtor and its counsel, by overnight mail, within fifteen (15) days of the entry of the Claims Acquisition Notice Order. If the Debtor determines that the retention by such Entity of such Claims could jeopardize the implementation of the 382(l)(5) Plan, the Debtor will serve a Sell Down Notice on such Entity, in which case the Procedures described herein with respect to Sell Down Notices will apply.

(ix)	Noncompliance Relating to a Sell Down Notice or a Claims Trading Notice Order. If any Entity fails to make a required transfer of Claims under this Interim Order, such Entity shall not be entitled to acquire, directly or indirectly, Beneficial Ownership of New Ambac Stock (or consideration in lieu thereof) in connection with the implementation of the 382(l)(5) Plan in excess of the greater of the Applicable Amount and the amount specified in the Sell Down Notice applicable to such Entity. Any Entity that was required to file a Substantial Claimholder Notice and did not do so shall not be entitled to acquire Beneficial Ownership of any New Ambac Stock (or consideration in lieu thereof) in excess of the Applicable Amount in connection with the implementation of the 382(l)(5) Plan. Any Entity that acquires Claims in violation of a Sell Down Order or a Claims Acquisition Notice Order shall not be entitled to acquire Beneficial Ownership of any New Ambac Stock (or consideration in lieu thereof) in connection with the implementation of the 382(l)(5) Plan in excess of the amount of New Ambac Stock to which such Entity would have been entitled had it not acquired such Claims. The foregoing sanctions (the “Equity Forfeiture Provisions”) shall be effective without any further order of the Court. Any purported acquisition of Beneficial Ownership of New Ambac Stock pursuant to the implementation of a 382(l)(5) Plan that is precluded by the Equity Forfeiture Provisions (the “Forfeited Equity”) shall be void ab initio. Any Entity that receives Forfeited Equity shall, immediately upon becoming aware of such fact, return the Forfeited Equity to the reorganized Debtor, or, if all or some of such Forfeited Equity has been sold prior to the time such Entity becomes aware of such fact, such Entity shall return to the reorganized Debtor any Forfeited Equity still held by such Entity and the proceeds attributable to the sale of any Forfeited Equity. Any Entity that receives Forfeited Equity and fails to comply with the preceding sentence shall be subject to such additional sanctions as the Court may determine. The reorganized Debtor shall distribute any Forfeited Equity in accordance with the 382(l)(5) Plan.

3. Confidentiality. The Debtor and its counsel shall keep all information provided in notices delivered pursuant to this Order strictly confidential and shall not disclose the contents thereof to any Entity, except (i) to the extent necessary to demonstrate to the Court the need for the issuance of a Sell Down Notice or otherwise respond to a petition or objection filed with the Court, (ii) to the extent otherwise required by law or required in connection with an audit or other investigation by the Internal Revenue Service or other taxing authority, or (iii) to the extent that the information contained therein is already public; provided, however, that the Debtor and its counsel may disclose the contents thereof to its professional financial advisers and counsel and financial advisers for any statutory committee appointed pursuant to section 1102 of the Bankruptcy Code.

4. Discretionary Waiver by Debtor. At the Debtor’s discretion, the Debtor may waive any sanctions, remedies, or notification procedures imposed by this Interim Order on parties other than the Debtor.

5.	Notice.

(i)	Upon entry of the Interim Order, the Debtor shall serve a notice, substantially in the form attached hereto as Schedule 7 (the “Notice of Interim Order”) upon (a) the Office of the United States Trustee for the Southern District of New York, (b) The Bank of New York Mellon, as trustee in respect of the Debtor’s Senior Notes and Directly-Issued Subordinated Capital Securities (together with any successor trustee, the “Trustee”), and any transfer agent for Ambac Stock, (c) any Entity that owns, controls, or holds 5 percent or more of the Ambac Stock, as determined based on Schedule 13D and 13G filings with the Securities and Exchange Commission, (d) members of any statutory committee appointed pursuant to section 1102 of the Bankruptcy Code, (e) any identified Substantial Equityholders, (f) the Internal Revenue Service, (g) the Securities and Exchange Commission, (h) all parties which file notices of transfers of claims pursuant to Rule 3001 of the Federal Rules of Bankruptcy Procedure, and (i) any Substantial Claimholder following the filing by such holder of a Substantial Claimholder Notice. Any transfer agent for Ambac Stock shall promptly send the Notice of Interim Order to all registered holders of Ambac Stock in excess of 2,000,000 shares and the Trustee shall promptly send the Notice of Interim Order to all registered holders of Claims of more than $10,000,000.00. Any registered holder of Ambac Stock in excess of 2,000,000 shares shall, in turn, promptly provide the Notice of Interim Order to any holder for whose account the registered holder holds Ambac Stock in excess of 2,000,000 shares, and so on down the chain of ownership. Further, any registered holder of Claims of more than $10,000,000.00 shall, in turn, promptly provide the Notice of Interim Order to any holder for whose account the registered holder holds Claims in excess of $10,000,000.00, and so on down the chain of ownership. If a transfer agent for Ambac Stock or the Trustee provides the Debtor with the names and addresses of all registered holders of Ambac Stock in excess of 2,000,000 shares or all registered holders of Claims of more than $10,000,000.00, as applicable, the Debtor shall arrange to have the Notice of Interim Order delivered to such registered holders at the Debtor’s expense. In addition, upon entry of the Interim Order, the Debtor shall post the Notice of Interim Order and Interim Order on the website of its notice and claims agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/ambac and submit a notice of the entry of the Interim Order, substantially in the form attached to the Interim Order as Schedule 8, for publication on the Bloomberg newswire service and the Depository Trust Company Legal Notice System and in the Wall Street Journal (national edition).

(ii)	Upon entry of the Interim Order, the Debtor shall attach a copy of the Interim Order on Form 8-K filed with the Securities and Exchange Commission.

6. Continued Compliance with Other Applicable Laws and Rules. The requirements set forth in this Interim Order are in addition to the requirements of Rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate, and other laws, and do not excuse compliance therewith.

7.	Definitions.

(i)	“382(l)(5) Plan” means a bankruptcy plan of reorganization for the Debtor pursuant to which the Debtor intends to utilize section 382(l)(5) of the IRC.

(ii)	“Ambac Stock” means any equity security in Ambac, including common stock and Options (defined below) to acquire Ambac Stock.

(iii)	“Applicable Amount” means 4.5 percent, measured by value, of the New Ambac Stock to be issued pursuant to the terms of a 382(l)(5) Plan.

(iv)	“Beneficial Ownership” shall be determined in accordance with the constructive ownership rules that apply for purposes of section 382 of the IRC and the Treasury Regulations thereunder, and shall include, but not be limited to, indirect ownership (for example, (a) a holding company is considered to beneficially own stock owned by its subsidiaries, (b) a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is considered to beneficially own a proportionate interest in stock owned by the partnership, and (c) Entities acting in concert with a holder to make a coordinated acquisition may be treated as a single entity), and any variations of the term “ownership” (e.g., “own” or “owner”) shall have correlative meanings.

(v)	“Commencement Date” means November 8, 2010.

(vi)	“Claims” means any general unsecured claims against the Debtor that are treated as indebtedness for U.S. federal income tax purposes.

(vii)	“Entity” means a person or entity, as such terms are defined for purposes of section 382 of the IRC, and including persons acting pursuant to a formal or informal understanding among themselves to make a coordinated acquisition.

(viii)	“IRC” means the Internal Revenue Code of 1986, as amended.

(ix)	“Maximum Amount” means for each Entity, and by class or other applicable breakdown of Claims, the greater of the Threshold Amount and the Protected Amount for such Substantial Claimholder.

(x)	“New Ambac Stock” means the stock or other equity of the reorganized Debtor (or its successor), including any Options, to be issued and distributed pursuant to the 382(l)(5) Plan. “New Ambac Stock” shall not include stock described in section 1504(a)(4) of the IRC.

(xi)	“Newly Traded Claims” means Claims (a) with respect to which an Entity acquired Beneficial Ownership after the date that was 18 months before the Commencement Date; and (b) that are not “ordinary course” claims, within the meaning of Treasury Regulations section 1.382-9(d)(2)(iv), of which the same Entity has always had Beneficial Ownership.

(xii)	An “Option” to acquire Ambac Stock or Claims includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

(xiii)	A “Permitted Transferee” with respect to a Substantial Claimholder is an Entity that is not a Related Entity and whose holding of a Claim would not result in such Substantial Claimholder having Beneficial Ownership of such Claim.

(xiv)	“Protected Amount” means the amount of Claims of which an Entity has Beneficial Ownership on the Commencement Date, increased by the amount of Claims of which such Entity acquires Beneficial Ownership pursuant to contracts entered into before the Commencement Date which had not yet closed as of the Commencement Date, minus the amount of Claims of which such holder sells Beneficial Ownership pursuant to contracts entered into before the Commencement Date which had not yet closed as of the Commencement Date.

(xv)	Entities are “Related Entities” if (a) the Entities bears a relation described in section 267(b) or 707(b) of the IRC, or (b) the Entities are members of a group acting in concert with respect to the acquisition of Claims or New Ambac Stock.

(xvi)	“Sell Down Notice” means a notice to a Potential Substantial New Stockholder requiring such Potential Substantial New Stockholder to transfer Claims in accordance with Section 2.

(xvii)	“Substantial Claimholder” means an Entity that has Beneficial Ownership of an aggregate amount of Claims, measured where applicable by principal and accrued interest as of the Commencement Date, that equals or exceeds the Threshold Amount.

(xviii)	“Substantial Equityholder” is any Entity that Beneficially Owns at least 13,500,000 shares of Ambac Stock (including shares that are the subject of any Options Beneficially Owned by such Entity), representing approximately 4.5 percent of all issued and outstanding shares of Ambac Stock.

(xix)

“Threshold Amount” means $55,000,000.00 on the date hereof. Following the date a Reporting Notice is filed, “Threshold Amount” shall mean the amount of Claims, as set forth in such Reporting Notice, sufficient, in the determination of the Debtor, to entitle the Beneficial Owners of such claims to the Applicable Amount of the New Ambac Stock. The amount determined in the preceding sentence may be adjusted thereafter as contemplated by this Order, any future order of the Court, or a subsequent Reporting Notice.

(xx)	“Treasury Regulations” means U.S. Department of Treasury Regulations promulgated pursuant to the IRC, as amended.

and it is further

ORDERED that the Final Hearing to consider entry of a final order implementing the Procedures on a final basis (the “Final Order”) is scheduled for November 30, 2010 at 2:00 p.m. before the Honorable Shelley C. Chapman, United States Bankruptcy Judge, in Courtroom 632 at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. Any party in interest objecting to the entry of the Final Order shall file written objections with the Clerk of the Court no later than 4:00 p.m. (prevailing Eastern Time) on November 23, 2010, which objections shall be served so as to be received on or before such date by (i) counsel to the Debtor, Dewey & LeBoeuf LLP, Attn: Allison H. Weiss, 1301 Avenue of the Americas, New York, New York 10019; (ii) the Office of the United States Trustee for the Southern District of New York, Attn: Brian S. Masumoto, 33 Whitehall Street, 21st Floor, New York, New York 10004; and (iii) counsel to any statutory committee appointed in this case; and it is further

ORDERED that, the terms and conditions of this Interim Order shall become immediately effective and enforceable nunc pro tunc to the Commencement Date; and it is further

ORDERED that this Interim Order shall constitute findings of fact and conclusions of law pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure, and further, this Court shall retain jurisdiction with respect to all matters arising from or relating to the interpretation or implementation of this Interim Order.

Dated:	November 9, 2010
New York, New York

/s/ Shelley C. Chapman
UNITED STATES BANKRUPTCY JUDGE

SCHEDULE 1

(Substantial Equityholder Notice)

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

SUBSTANTIAL EQUITYHOLDER NOTICE

PLEASE TAKE NOTICE that as of             , 2010, [Name] believes that it has Beneficial Ownership1 of              shares of Ambac Stock.

PLEASE TAKE FURTHER NOTICE that this notice is being filed with the Court and served by overnight mail upon (i) Ambac Financial Group, Inc., Attn: Kevin Doyle, One State Street Plaza, New York, NY 10004; and (ii) Dewey & LeBoeuf LLP, Attn: Jeffrey Chubak, 1301 Avenue of the Americas, New York, NY 10019.

Dated: , 2010	Respectfully Submitted,
[Name]
Address:
Tel:
Fax:
E-mail:

[1]	Capitalized terms used but not defined herein shall have the meanings set forth in that certain Interim Order Pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code Establishing Procedures for Certain Transfers of Equity Interests in and Claims Against the Debtor and Scheduling a Final Hearing [Docket No. __], entered on , 2010.

SCHEDULE 2

(Proposed Ambac Stock Transaction Notice)

2

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

PROPOSED AMBAC STOCK TRANSACTION NOTICE

PLEASE TAKE NOTICE that [Name] intends to [purchase or otherwise acquire] [sell or otherwise dispose of] Beneficial Ownership1 of              shares of Ambac Stock (the “Proposed Transaction”). Prior to giving effect to the Proposed Transaction, [Name] has Beneficial Ownership of              shares of Ambac Stock. After giving effect to the Proposed Transaction, [Name] would have Beneficial Ownership of              shares of Ambac Stock.

PLEASE TAKE FURTHER NOTICE that this notice is being filed with the Court and served by overnight mail upon (i) Ambac Financial Group, Inc., Attn: Kevin Doyle, One State Street Plaza, New York, NY 10004; and (ii) Dewey & LeBoeuf LLP, Attn: Jeffrey Chubak, 1301 Avenue of the Americas, New York, NY 10019.

[Name] acknowledges and agrees that (i) if the Debtor files a written objection to the Proposed Transaction within ten (10) business days of the date of this notice, the Proposed Transaction may not be consummated unless approved by a final and nonappealable order of the Court; (ii) any Ambac Stock transaction purportedly consummated in violation of the Interim Order will be void ab initio and may result in the imposition of sanctions as provided in the Interim Order; and (iii) any further transactions contemplated by [Name] that may result in [Name] [purchasing or otherwise acquiring] [selling or otherwise disposing of] Beneficial Ownership of additional Ambac Stock will each require an additional notice to be served in the same manner as this notice.

[1]

Capitalized terms used but not defined herein shall have the meanings set forth in that certain Interim Order Pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code Establishing Procedures for Certain Transfers of Equity Interests in and Claims Against the Debtor and Scheduling a Final Hearing [Docket No.     ], entered on             , 2010.

Dated: , 2010	Respectfully Submitted,
[Name]
Address:
Tel:
Fax:
E-mail:

2

SCHEDULE 3

(Notice of Consent)

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

NOTICE OF CONSENT

PLEASE TAKE NOTICE that [Name] (i) has read the Interim Order,1 (ii) consulted with such counsel as [Name] deemed appropriate, (iii) understands the Participation Restriction, (iv) acknowledges that [Name] may be required to sell Claims or refrain from purchasing Claims pursuant to Section 2 of the Interim Order, (v) agrees to comply fully and timely with the Procedures, including sending a Notice of Compliance, and (vi) accepts that failure to comply with the Procedures set forth in the Interim Order could subject [Name] to the Equity Forfeiture Provisions.

PLEASE TAKE FURTHER NOTICE that this notice is being served by overnight mail upon (i) Ambac Financial Group, Inc., Attn: Kevin Doyle, One State Street Plaza, New York, NY 10004; and (ii) Dewey & LeBoeuf LLP, Attn: Jeffrey Chubak, 1301 Avenue of the Americas, New York, NY 10019.

Dated: , 2010	Respectfully Submitted,
[Name]
Address:
Tel:
Fax:
E-mail:

[1]

Capitalized terms used but not defined herein shall have the meanings set forth in that certain Interim Order Pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code Establishing Procedures for Certain Transfers of Equity Interests in and Claims Against the Debtor and Scheduling a Final Hearing [Docket No.     ], entered on             , 2010.

SCHEDULE 4

(Substantial Claimholder Notice)

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

SUBSTANTIAL CLAIMHOLDER NOTICE

PLEASE TAKE NOTICE that [Name] has Beneficial Ownership1 of an aggregate amount of Claims that equals or exceeds the Threshold Amount, measured, where appropriate, by principal and accrued interest as of the Commencement Date. As of             , 2010, [Name] has Beneficial Ownership of the following Claims:

Description/ CUSIP of Claim	Amount of Claim	Legal or Record Owner

PLEASE TAKE FURTHER NOTICE that the following table sets forth a summary of the Protected Amount for each class of Claim listed above, and that [Name] will provide any additional information in respect of its Claims that the Debtor reasonably requests.

Description/ CUSIP of Claim	Protected Amount

PLEASE TAKE FURTHER NOTICE that this notice is being served by overnight mail upon (i) Ambac Financial Group, Inc., Attn: Kevin Doyle, One State Street Plaza, New York, NY 10004; and (ii) Dewey & LeBoeuf LLP, Attn: Jeffrey Chubak, 1301 Avenue of the Americas, New York, NY 10019.

[1]

Capitalized terms used but not defined herein shall have the meanings set forth in that certain Interim Order Pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code Establishing Procedures for Certain Transfers of Equity Interests in and Claims Against the Debtor and Scheduling a Final Hearing [Docket No.     ], entered on             , 2010.

Dated: , 2010	Respectfully Submitted,

[Name]

Address:
Tel:
Fax:
E-mail:

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SCHEDULE 5

(Notice of Compliance)

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

NOTICE OF COMPLIANCE

PLEASE TAKE NOTICE that [Name] hereby provides the following notice regarding compliance with the terms and conditions set forth in Section 2(vii) of the Interim Order (the “Sell Down Requirement”).1

(Please check one of the following):

                     [Name] has complied in full with the Sell Down Requirement and does not, and will not, have Beneficial Ownership of Claims in an amount in excess of the greater of the Threshold Amount or [Name]’s Protected Amount at all times through the effective date of the 382(l)(5) Plan. After complying with the Sell Down Requirement, [Name] has Beneficial Ownership of the following Claims:

Description/ CUSIP of Claim	Amount of Claim	Legal or Record Owner

                     [Name] has not complied in full with the Sell Down Requirement as of the date that is thirty (30) days after receipt of the Sell Down Notice and has Beneficial Ownership of the following Claims:

Description/ CUSIP of Claim	Amount of Claim	Legal or Record Owner

[1]	Capitalized terms used but not defined herein shall have the meanings set forth in that certain Interim Order Pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code Establishing Procedures for Certain Transfers of Equity Interests in and Claims Against the Debtor and Scheduling a Final Hearing [Docket No. ], entered on , 2010.

PLEASE TAKE FURTHER NOTICE that this notice is being served by overnight mail upon (i) Ambac Financial Group, Inc., Attn: Kevin Doyle, One State Street Plaza, New York, NY 10004; and (ii) Dewey & LeBoeuf LLP, Attn: Jeffrey Chubak, 1301 Avenue of the Americas, New York, NY 10019.

PLEASE TAKE FURTHER NOTICE that [Name] acknowledges and agrees that, pursuant to the Interim Order, any further transactions contemplated by [Name] that result in [Name] purchasing or otherwise acquiring Beneficial Ownership of additional Claims may subject [Name] to the Equity Forfeiture Provisions.

Dated: , 2010	Respectfully Submitted,
[Name]
Address:
Tel:
Fax:
E-mail:

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SCHEDULE 6

(Proposed Claims Acquisition Notice)

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

PROPOSED CLAIMS ACQUISITION NOTICE

PLEASE TAKE NOTICE that [Name] intends to purchase or otherwise acquire Beneficial Ownership1 of $             of Claims (the “Proposed Acquisition”), as set forth below:

Description/ CUSIP of Claim	Amount of Claim	Legal or Record Owner

PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Acquisition, [Name] would have Beneficial Ownership of Claims in aggregate principal amount of $            .

PLEASE TAKE FURTHER NOTICE that the following table sets forth a summary of the Protected Amount for each class of Claims listed which [Name] will have Beneficial Ownership of, and that [Name] will provide any additional information in respect of the Claims that the Debtor reasonably requests.2

Description/ CUSIP of Claim	Protected Amount

[1]

Capitalized terms used but not defined herein shall have the meanings set forth in that certain Interim Order Pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code Establishing Procedures for Certain Transfers of Equity Interests in and Claims Against the Debtor and Scheduling a Final Hearing [Docket No.     ], entered on             , 2010.

[2]	Only needs to be provided if no Substantial Claimholder Notice has been previously completed.

[Name] acknowledges and agrees that (i) if the Proposed Acquisition is not approved in writing by the Debtor within ten (10) business days following the Debtor’s receipt of this notice, such Proposed Acquisition shall be deemed rejected; (ii) any unapproved acquisitions of Claims may result in [Name] being subject to the Equity Forfeiture Provisions; and (iii) any further transactions contemplated by [Name] that may result in [Name] purchasing or otherwise acquiring Beneficial Ownership of additional Claims will each require an additional notice to be served in the same manner as this notice.

PLEASE TAKE FURTHER NOTICE that this notice is being served by overnight mail upon (i) Ambac Financial Group, Inc., Attn: Kevin Doyle, One State Street Plaza, New York, NY 10004; and (ii) Dewey & LeBoeuf LLP, Attn: Jeffrey Chubak, 1301 Avenue of the Americas, New York, NY 10019.

Dated: , 2010	Respectfully Submitted,

[Name]

Address:
Tel:
Fax:
E-mail:

2

SCHEDULE 7

(Notice of Interim Order)

Peter A. Ivanick

Allison H. Weiss

DEWEY & LEBOEUF LLP

1301 Avenue of the Americas

New York, New York 10019

Tel: (212) 259-8000

Fax: (212) 259-6333

- and -

Todd L. Padnos (pro hac vice admission pending)

DEWEY & LEBOEUF LLP

1950 University Avenue, Suite 500

East Palo Alto, California 94303

Tel: (650) 845-7000

Fax: (650) 845-7333

Proposed Attorneys for the Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re
Chapter 11
AMBAC FINANCIAL GROUP, INC.,
Case No. 10-15973 (SCC)
Debtor.

NOTICE OF INTERIM ORDER PURSUANT TO SECTIONS

105(a), 362, AND 541 OF THE BANKRUPTCY CODE ESTABLISHING PROCEDURES

FOR CERTAIN TRANSFERS OF EQUITY INTERESTS IN AND CLAIMS AGAINST

THE DEBTOR AND SCHEDULING A FINAL HEARING

TO ALL PERSONS OR ENTITIES WITH EQUITY INTERESTS IN OR CLAIMS AGAINST THE DEBTOR:

PLEASE TAKE NOTICE that on November 8, 2010 (the “Commencement Date”), Ambac Financial Group, Inc. (the “Debtor”), as debtor and debtor in possession, commenced a case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Section 362(a) of the Bankruptcy Code operates as a stay of any act to obtain possession of or exercise control over property of the Debtor’s estate.

PLEASE TAKE FURTHER NOTICE that on             , 2010, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), having jurisdiction over this chapter 11 case, upon the motion of the Debtor (the “Motion”), entered an interim order (the “Interim Order”) approving procedures for certain transfers of equity interests in and claims against the Debtor to preserve its net operating loss carryforwards and certain other tax attributes pursuant to sections 105(a), 362, and 541 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that a copy of the Interim Order and the Motion is available at the website of the Debtor’s notice and claims agent, Kurtzman Carson Consultants LLC, at http://www.kccllc.net/ambac or the Bankruptcy Court at http://www.nysb.uscourts.gov (a PACER login and password is required).

PLEASE TAKE FURTHER NOTICE that a final hearing (the “Final Hearing”) to consider the relief requested in the Motion is scheduled for             , 2010 at      :     a.m. before the Honorable Shelley C. Chapman, United States Bankruptcy Judge, in Courtroom        at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. If no objection to the Motion is timely filed and served, the Court may enter an order granting the relief requested in the Motion and approving the procedures set forth in the Interim Order on a final basis with no further notice or opportunity to be heard afforded to any party.

PLEASE TAKE FURTHER NOTICE that the deadline for filing an objection to the Motion (the “Objection Deadline”) shall be 4:00 p.m. (prevailing Eastern Time) seven (7) days prior to the date of the Final Hearing. An objection shall be considered timely if it is filed with

2

the Bankruptcy Court and actually received prior to the Objection Deadline by (i) counsel to the Debtor, Dewey & LeBoeuf LLP, Attn: Allison H. Weiss, 1301 Avenue of the Americas, New York, New York 10019; (ii) the Office of the United States Trustee for the Southern District of New York, Attn: Brian S. Masumoto, 33 Whitehall Street, 21st Floor, New York, New York 10004; and (iii) counsel to any statutory committee appointed in this case.

PLEASE TAKE FURTHER NOTICE that any transfer of equity interests in the Debtor in violation of the Interim Order shall be null and void ab initio as an act in violation of the automatic stay under sections 105(a) and 362 of the Bankruptcy Code. In addition, any Entity that acquires Claims in violation of the Interim Order shall be subject to the Equity Forfeiture Provisions (as defined in the Interim Order) set forth therein.

[Signature Page to Follow]

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Dated:	November , 2010	Respectfully Submitted,
New York, New York
/s/
Peter A. Ivanick
Allison H. Weiss
DEWEY & LEBOEUF LLP
1301 Avenue of the Americas
New York, New York 10019
Tel: (212) 259-8000
Fax: (212) 259-6333

- and -

Todd L. Padnos (pro hac vice admission pending)
DEWEY & LEBOEUF LLP
1950 University Avenue, Suite 500
East Palo Alto, California 94303
Tel: (650) 845-7000
Fax: (650) 845-7333

Proposed Attorneys for the Debtor and Debtor in Possession

4

SCHEDULE 8

(Publication Notice)

United States Bankruptcy Court for the Southern District of New York

Enters Interim Order Establishing Procedures for Certain Transfers of Equity

Interests in and Claims Against Ambac Financial Group, Inc.

The United States Bankruptcy Court for the Southern District of New York has entered an interim order that establishes procedures for certain transfers of equity interests in and claims against Ambac Financial Group, Inc. A copy of the interim order is available at the website of Ambac Financial Group, Inc.’s notice and claims agent, Kurtzman Carson Consultants LLC, at http://www.kccllc.net/ambac or the website of the United States Bankruptcy Court for the Southern District of New York at http://www.nysb.uscourts.gov (a PACER login and password is required). The case number for Ambac Financial Group, Inc.’s bankruptcy case is 10-15973 (SCC).